Exhibit 4.6

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 16, 2018, among Automotive Calibration & Technology Services, a Delaware limited liability company (the "Guaranteeing Subsidiary") a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (“Parent”), LKQ European Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), Parent, the other Guarantors (as defined in the Indenture referred to herein) and BNP Paribas Trust Corporation UK Limited, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of April 9, 2018 (the “Indenture”), providing for the issuance of the Issuer’s 3.625% Senior Notes due 2026 (the “2026 Notes”) and the Issuer’s 4.125% Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 16, 2018
GUARANTEEING SUBSIDIARY:

Automotive Calibration & Technology Services, LLC

By:    /s/Varun Laroyia
Name:    Varun Laroyia
Title:    Vice President and Chief Financial
Officer

LKQ CORPORATION

By:    /s/Varun Laroyia
Name:        Varun Laroyia
Title:        Executive Vice President and
Chief Financial Officer

LKQ EUROPEAN HOLDINGS B.V.

By:    /s/John S. Quinn
Name:        John S. Quinn
Title:        Managing Director

[Signature Page to Supplemental Indenture]

BNP PARIBAS TRUST CORPORATION UK LIMITED, as Trustee

By:    ___/s/Helen Tricard
Name:    Helen Tricard
Title:    Director

By:     /s/Andrew Brown
Name:    Andrew Brown
Title:    Authorised Signatory

[Signature Page to Supplemental Indenture]